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                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of December 14, 1993 by and between Seagate Technology, Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. (the "Initial Purchaser").

     THIS AGREEMENT is made pursuant to the Purchase Agreement, dated as of December 7, 1993 (the "Purchase Agreement"), between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Advice: See Section 3(m) hereof.

          Affiliate: "Affiliate" means, with respect to any specified person,
     (i) any other person directly or indirectly controlling or controlled by, or under direct or direct common control with, such specified person or
     (ii) any officer or director of such other person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

          Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

          Common Stock: The shares of common stock, $0.01 par value per share, of the Company issuable or issued upon conversion of the Debentures.

          Debentures: The 5% Convertible Subordinated Debentures Due 2003 of the Company being issued and sold pursuant to the Purchase Agreement and the Indenture on the date hereof; provided, that if the Debentures are converted pursuant to the Indenture, such term shall mean the Common Stock issued upon conversion thereof.

          Effectiveness Period: As such term is defined in Section 2(a) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Indenture: The Indenture, dated as of December 1, 1993, between the Company and Chemical Bank, as trustee, pursuant to which the Debentures are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

          Initial Purchaser: Bear, Stearns & Co. Inc.

          Initial Shelf Registration: See Section 2(a) hereof.

          Losses: See Section 5(a) hereof.

          Purchase Agreement: As such term is defined in the second paragraph of this Agreement.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or

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     supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registrable Securities: The Common Stock of the Company into which the Debentures are convertible upon original issuance thereof, whether or not such Debentures have been converted, and at all times subsequent thereto, until, in the case of any such Common Stock, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k) or (iii) it is sold to the public pursuant to Rule 144.

          Registration Expenses: See Section 4 hereof.

          Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Request Date: The date on which a holder of the Debentures first requests the Company to effect a Shelf Registration, provided that such date can be no sooner than 180 days after the latest date of original issuance of the Debentures.

          Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC: The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          Shelf Registration: See Section 2 hereof.

          Special Counsel: Brobeck, Phleger & Harrison, or such other successor counsel as shall be specified by a majority of the holders of Registrable Securities, special counsel to the Initial Purchaser or the holders of the Registrable Securities or Debentures, the fees and expenses of which will be paid by the Company pursuant to Section 4 hereof.

          Subsequent Shelf Registration: See Section 2(b) hereof.

        Subsidiaries: The Company's significant subsidiaries as determined by Rule 1-02 of Regulation S-X.

          TIA: The Trust Indenture Act of 1939, as amended.

          Trustee: Chemical Bank, as trustee under the Indenture.

          Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     2. Shelf Registration.

          (a) Shelf Registration. The Company shall prepare and file with the SEC no later than sixty (60) days following the Request Date a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") covering all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders

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     in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is three years after the latest date of original issuance of the Debentures (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold or shall have ceased to be Registrable Securities or (ii) a Subsequent Shelf Registration, as defined below, covering all of the Registrable Securities has been declared effective under the Securities Act.

          (b) If the Initial Shelf Registration or any Subsequent Shelf Registration, as defined below, ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been sold or shall have ceased to be Registrable Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

          (c) The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Initial Purchaser or by the Trustee on behalf of the holders of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

     3. Registration Procedures. In connection with the Company's registration obligations under Section 2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Special Counsel and the managing underwriters of such offering, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Special Counsel and such underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, the Special Counsel or the managing underwriter, if any, shall reasonably object within two full Business Days.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the

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     applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c) Notify the selling holders of Registrable Securities, the Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

          (e) Subject to the last paragraph of this Section 3, if reasonably requested by the managing underwriters, if any, the holders of a majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such holders agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this Section 3(e) that are not, in the opinion of counsel for the Company, necessary or advisable to comply with applicable law.

          (f) Furnish to each selling holder of Registrable Securities, the Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by such holder, counsel or underwriter).

          (g) Deliver to each selling holder of Registrable Securities, the Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

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          (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 3(c)(v) or 3(c)(vi) above, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including, in the event of an underwritten offering, those reasonably requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and if the registration is an underwritten registration, (i) make such representations and warranties, subject to the Company's ability to do so, to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use its reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, Special Counsel and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause

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     (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

          (l) If necessary in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make available for inspection by a representative of the holders of Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, if any, and any attorney or accountant retained by such selling holders or underwriter, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the executive officers, directors and employees of the Company and its Subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom or (iii) disclosure of such records, information or documents, in the written opinion of counsel (reasonably acceptable to the Company) to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act), which opinion shall be delivered to the Company at least five days prior to the date on which such disclosure is sought, and provided further that any information obtained pursuant to this provision shall only be used in connection with the transaction for which such information was obtained.

          (m) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

     Notwithstanding anything in this Agreement to the contrary, no holder of Registerable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto unless such holder (A) has at such time a current intent to sell such Registrable Securities, and at the request of the Company confirms such intent in writing, and (B) has furnished the Company promptly after the Company's request, such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time request. The Company may exclude from such registration the Registerable Securities of any holder who does not furnish such information provided above. Each holder of Registrable Securities as to which any Registration Statement is being effected agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of (A) the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof or (B) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The Company shall use its reasonable efforts to insure that the use of the Prospectus may be resumed as soon as practicable.

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     4. Registration Expenses. All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities or Blue Sky laws (including, without limitation, fees and disbursements of Special Counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Special Counsel or the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Special Counsel in connection with the Shelf Registration (provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all parties participating in any transaction hereunder), (v) fees and disbursements of all independent certified public accountants referred to in Section 3(k)(iii) hereof (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, each seller of Registerable Securities shall pay all registration expenses to the extent that the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of such seller of Registerable Securities.

  5. Indemnification.

     (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities registered pursuant to this Agreement, and each person, if any, who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) from and against all losses, liabilities, claims, damages and expenses (including but not limited to reasonable attorney fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "Losses"), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such holder expressly for use therein; provided, that the Company shall not be liable to any holder of Registrable Securities (or any person controlling such holder) to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise. The Company shall also indemnify each underwriter

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and each person who controls such person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each other person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons expressly for use in any Prospectus or Registration Statement.

     (c) Conduct of Indemnification Proceedings. If any person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party on a quarterly basis following written notice thereof to the indemnifying party (notwithstanding the absence of judicial determination as to the propriety and enforceability of the indemnifying party's obligation to reimburse the indemnified party for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction). In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate therein and it may elect by written notice delivered to the indemnified party within a reasonable period of time after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an indemnified party under Section 5(a) or 5(b) whereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable legal or other reasonable fees or expenses incurred by such party in connection with any proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method or allocation that does not take

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

into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding this Section 5(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Purchase Agreement or otherwise. The provisions of this Section 5 shall survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder or any termination of this Agreement.

     6. Rule 144A Information Requirements. For so long as any Registrable Securities are "restricted securities" under Rule 144, the Company agrees to (i) file the reports required to be filed by it under the Securities Act and the Exchange Act, and (ii) at such time as the Company is not subject to section 13 or 15(d) of the Exchange Act, provide, upon request of a holder of Registerable Securities, such information as is described in Rule 144A(d)(4) as may be necessary to enable such holder to transfer such Registrable Securities pursuant to Rule 144A. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

     7. Registered Exchange Offer. If the Company determines that it is permissible to do so, in lieu of filing a Registration Statement or maintaining the effectiveness of a Shelf Registration as contemplated herein, the Company may file, in its discretion, with the SEC a registration statement with respect to an issue of debentures identical in all material respects to the Debentures (the "New Debentures") except as to transfer restrictions and, upon such registration statement (the "Exchange Offer Registration Statement") becoming effective, offer the holders of the Debentures the opportunity to exchange their Debentures for the New Debentures. If the Company elects to file an Exchange Offer Registration Statement, the holders of Registrable Securities shall not be entitled to any Shelf Registration under this Agreement unless and until such Exchange Offer Registration Statement fails to become effective within a reasonable period of time following the filing of such Registration Statement. Notwithstanding the above, in no event shall the Company have any obligation to file a registration statement with respect to, or to register the Debentures.

     8. Miscellaneous.

     (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     (b) No Conflicting Agreements. The Company has not, as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which materially conflicts with the rights granted to the holders of Registrable Securities in this Agreement.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided, that the provisions of this

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

sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

          (x) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of Section 8(e); and

          (y) if to the Company, to Seagate Technology, Inc., 920 Disc Drive, Scotts Valley, California 95066, Attention: Donald L. Waite or to such other address as the Company may have furnished to the other parties in writing in accordance herewith.

     (e) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a register with respect to the Registrable Securities in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

     (f) Approval of Holders. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchaser or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

     (g) Successors and Assigns. Any person who purchases any Registrable Securities from an Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of such Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of and be binding upon each holder of any Registrable Securities.

     (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Common Stock of the Company into which Debentures are convertible sold pursuant to the Purchase Agreement. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Common Stock of the Company into which the Debentures are convertible. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

     (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     (n) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

     (o) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the earlier of (i) the end of the Effectiveness Period, or (ii) the completion of an exchange offer pursuant to Section 7, except for any liabilities or obligations under Sections 4 or 5 or the provisos of Section 3(l) above, which shall remain in effect in accordance with their terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          SEAGATE TECHNOLOGY, INC.

                                          By:      /s/  Donald L. Waite
                                              Name: Donald L. Waite
                                              Title: Chief Financial Officer

                                          BEAR, STEARNS & CO. INC.

                                          By:     /s/  Michael D. Grimes
                                              Name: Michael D. Grimes
                                              Title: Associate Director

                                       11